Exhibit 99.1

Actelis Announces Strategic Partnership to Launch AI-Powered Cybersecurity SaaS for IoT Networks

New collaboration strengthens Actelis' cybersecurity offerings with an AI-powered SaaS layer for protecting IoT devices at the network edge as part of its ‘Cyber Aware Networking’ architecture, adding recurring software revenues from both existing and new deployments.

FREMONT, Calif., August 19, 2024 — Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for IoT applications, today announced a strategic partnership with an advanced cybersecurity provider to develop and deliver a novel, AI-Powered SaaS offering, under Actelis’ ‘Cyber Aware Networking’ initiative. This software, designed as an intelligence layer integrated into Actelis’ networking devices, leverages the network’s power and proximity to IoT devices to monitor and protect physical assets such as cameras, sensors, and other devices at the edge, enabling corrective actions before issues propagate throughout the network.

Actelis’ ‘Cyber Aware Networking’ enhances the security, efficiency, and operational continuity of IoT networks by providing enterprise-grade AI Asset Intelligence & Threat Management capabilities delivered directly through the network. Actelis will launch this patented AI-powered cybersecurity software into its already robust, DoD-certified networking solutions, which will enhance Actelis' offer of comprehensive, secure, and scalable IoT connectivity solutions, particularly for critical infrastructure applications such as local and federal government networks, utility providers, intelligent transportation, and airports.

“With tens of thousands of Actelis devices deployed worldwide in critical IoT networks, data security is paramount,” said Tuvia Barlev, Chairman and CEO of Actelis. “By adding an additional layer of protection to our customers’ operational environments, we’re offering a powerful platform that not only detects and reports cyber-attacks and operational faults but also enables immediate, actionable responses by the communication network before these issues escalate. This move extends our focus beyond hardening network security to include the cybersecurity of devices at the most vulnerable points—the edge of the network.”

The increasing volume of cyber attacks on IoT devices highlights the need for enhanced security measures. According to a study by the Ponemon Institute, 63% of organizations expect the volume of IoT attacks to increase significantly. Actelis' new solution addresses these challenges by providing comprehensive visibility, monitoring, and threat detection capabilities for IoT networks.

Leveraging AI and machine learning at its core, the ‘Cyber Aware Networking’ architecture offers advanced threat detection and mitigation that is easy to deploy, quick to adapt, and scalable to large networks. This collaboration aligns with Actelis’ strategic focus on expanding its market presence in the IoT sector and demonstrates the company’s commitment to addressing the evolving cybersecurity needs of its clients through its vision of ‘Cyber Aware Networking’ and increasing its recurring software revenues. As the IoT market continues to grow, the demand for secure and resilient networking solutions becomes increasingly critical. Actelis’ integrated solution is well-positioned to meet this need, providing enhanced protection and reliability for IoT networks.

The global IoT security market is projected to reach $306 billion by 2032[1], driven by the increasing adoption of IoT devices and the growing number of cyber-attacks. Actelis is focusing on industries most affected by these threats, such as government, energy, and transportation sectors, paving the way for the success of this new offering. IoT edge devices are currently lagging in protection compared to IT networks, creating a significant opportunity for Actelis.

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About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in cyber-hardened, rapid-deployment networking solutions for wide-area IoT applications including federal, state and local government, ITS, military, utility, rail, telecom and campus applications. Actelis’ unique portfolio of hybrid fiber-copper, environmentally hardened aggregation switches, high density Ethernet devices, advanced management software and cyber-protection capabilities, unlocks the hidden value of essential networks, delivering safer connectivity for rapid, cost-effective deployment. For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company's filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

[1] Based on a report by Acumen Research and Consulting: https://www.acumenresearchandconsulting.com/iot-security-market

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Media Contact:

Sean Renn

Global VP Marketing & Communications

srenn@actelis.com

Investor Contact:

ARX | Capital Markets Advisors

North American Equities Desk

actelis@arxadvisory.com